EXHIBIT 10.23b



                 FIRST AMENDMENT TO THE UNITED ILLUMINATING COMPANY
                              1990 STOCK OPTION PLAN


This FIRST AMENDMENT, effective immediately prior to the close of business on the 20th day of July, 2000, to The United Illuminating Company 1990 Stock Option Plan, as adopted January 22, 1990, (the "Plan"),

                              WITNESSETH THAT:

(1)  Pursuant to Section 10. of the Plan,  it is amended as set forth in Section
(2) below.

(2) Section 6. is amended by adding thereto the following sentence: "In the event of any reorganization in which all of the shares of the Company's Common Stock are exchanged for shares of the common stock of another corporation, all Stock Options granted hereunder and outstanding on the effective date of the share exchange shall be automatically converted into stock options to purchase shares of the other corporation on identical terms, and the other corporation shall assume this Plan, and the Board of Directors of the other corporation, excluding any member of said Board who is, or within twelve (12) months prior to the exercise of any discretion under this Plan has been an employee of the other corporation, its subsidiaries, the Company or its Subsidiaries, shall be and become the Administrator of this Plan on the effective date of the share exchange."

(3) All the terms and conditions of the Plan, as amended hereby, are and shall remain in full force and effect.


THE UNITED ILLUMINATING COMPANY



By    /s/Albert N. Henricksen
      --------------------------
      Albert N. Henricksen
      Its Group Vice President
      Support Services